UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Items 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(b).

Item 8.01. Other Events.

On February 27, 2020, Redwood Trust, Inc. (the “Company”) announced in a Current Report on Form 8-K that its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) was scheduled to be held on Monday, May 20, 2020 at 8:30 a.m. (Pacific time) in Mill Valley, California. In addition, on February 27, 2020, the Company announced that the close of business on March 20, 2020 is the record date for purposes of establishing stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting. This Current Report on Form 8-K provides an update on the Company’s planning for its 2020 Annual Meeting in response to the impact of the novel coronavirus (COVID-19) pandemic, as well as the nominees currently expected to stand for election at the 2020 Annual Meeting and certain related matters.

In response to the impact of the COVID-19 pandemic, the 2020 Annual Meeting will now be held on June 11, 2020 at 8:30 a.m. (Pacific time) in Mill Valley, California. The record date for the 2020 Annual Meeting remains the close of business on March 20, 2020, as previously announced. The Company’s principal executive office is located in Mill Valley, California and has generally been operating under state and local “stay-at-home” orders. The location that has been selected for the 2020 Annual Meeting is also within Mill Valley, California and is also subject to these orders. The Company is considering hosting a “virtual” annual meeting of stockholders via a live webcast, as an alternative to an in-person 2020 Annual Meeting as the Company monitors the spread of the COVID-19 pandemic. If it appears that it will be required or advisable to avoid an in-person 2020 Annual Meeting on June 11, 2020, then the Company will announce any such update to the format of the 2020 Annual Meeting.

The Company is currently planning on filing a preliminary proxy statement for the 2020 Annual Meeting on or about April 17, 2020. Within that proxy statement, the Company expects to announce the nomination of the following directors for election to serve as directors until the Annual Meeting of Stockholders in 2021 and until their successors are duly elected and qualified: Richard D. Baum, Christopher J. Abate, Douglas B. Hansen, Debora D. Horvath, Greg H. Kubicek, Fred J. Matera, Jeffrey T. Pero, and Georganne C. Proctor, and that the number of directors constituting the Board of Directors will be reduced to eight, effective as of the 2020 Annual Meeting. Mariann Byerwalter, who has the longest tenure as an independent director on the Board of Directors, having served as such for more than 20 years, announced on April 9, 2020 that she will be retiring from the Company’s Board of Directors, effective as of the 2020 Annual Meeting, and will not stand for reelection at the 2020 Annual Meeting. Ms. Byerwalter serves on the Audit Committee and the Governance and Nominating Committee of the Company’s Board of Directors. In addition, the Company expects within that proxy statement to request approval from stockholders for an amendment to the Company’s charter to increase the number of shares of stock that the Company has authority to issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2020	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President,
General Counsel, and Secretary